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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 2, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     The ATWOOD HUNTER’s current contract commitment with Petronas Carigali Sdn. Offshore Mauritania at an operating dayrate of $240,000 is now expected to extend to the end of August 2008 or early September 2008. The rig is being marketed in Africa, South America, Mediterranean Sea as well as other areas of the world at a dayrate significantly higher than its current level.

     The ATWOOD SOUTHERN CROSS is expected to complete its current contract commitment with Turkiye Petrolleri A.O. (“TPAO”) offshore Turkey at a dayrate of $320,000 mid to late April 2008. Upon completion of the TPAO work, the rig will be moved to Italy to drill two (2) wells for ENI Spa AGIP Exploration & Production Division at a dayrate of $406,000.

     The SEAHAWK continues to work offshore Equatorial Guinea under a current contract commitment that extends to March 2009. The current operating dayrate is $76,000 plus approximately $17,000 of amortized per day revenues. Current operating costs are $85,000 to $90,000 per day, which includes approximately $13,000 of amortized per day costs. The per day $19,000 revenue and $13,000 cost amortizations will terminate at the end July 2008.

     The RICHMOND is in the process of completing the drilling of its last well for Helis Oil & Gas (“Helis”). Immediately upon completing the Helis work the rig will commence a contract for Contango Operations Inc. to drill two (2) wells plus an option to drill one (1) additional well at a operating dayrate of $65,000. If all three wells are drilled, this contract commitment could extend into September 2008.

      Additional information with respect to the Company’s Fleet Status Report at April 2, 2008 is attached hereto as Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Fleet Status Report at April 2, 2008

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

99.1	Fleet Status Report at April 2, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: April 2, 2008